UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2015

AJS BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55083	90-1022599
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

14757 South Cicero Avenue, Midlothian, Illinois	60445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (708) 687-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 13, 2015, AJS Bancorp, Inc. (the “Company”) completed the second stock repurchase program adopted on October 21, 2014. Under the plan, the Company repurchased 115,000 shares, or approximately 5.0%, of its common stock. The shares were repurchased by the Company at an average price of $13.61 per share.

On March 17, 2015, the Board of Directors of the Company adopted a third stock repurchase program. Under the repurchase program, the Company may purchase up to 110,000 shares of its common stock, or approximately 5.0% of its outstanding shares.

A copy of the press release announcing the stock repurchase program is included as exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(a)	No financial statements of businesses acquired are required.
(b)	No pro forma financial information is required.
(c)	Not Applicable.
(d)	Exhibits.
	99.1	Press Release dated March 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AJS BANCORP, INC. (Registrant)
DATE: March 17, 2015	By:	/s/ Emily Lane
Emily Lane
Chief Financial Officer